As filed with the Securities and Exchange Commission on May 1, 2015
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LINCOLN EDUCATIONAL SERVICES CORPORATION
(Exact name of Registrant as specified in its charter)

New Jersey	57-1150621
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

200 Executive Drive, Suite 340
West Orange, New Jersey 07052
(Address of Registrant's principal executive offices)

Amended and Restated 2005 Non-Employee Directors Restricted Stock Plan
(Full title of the plan)

Kenneth M. Swisstack
General Counsel
Lincoln Educational Services Corporation
200 Executive Drive, Suite 340
West Orange, New Jersey 07052
(973) 736-9340
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, no par value per share	200,000	$2.39	$478,000	$55.54

(1)	This registration statement on Form S-8 (this “Registration Statement”) covers 200,000 shares, no par value per share, of the Common Stock (the “Shares”) of Lincoln Educational Services Corporation (the “Company” or the “Registrant”). The Shares will be available for issuance under the Lincoln Educational Services Corporation Amended and Restated 2005 Non-Employee Directors Restricted Stock Plan (the “Plan”). In addition, this Registration Statement also covers any additional Shares that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration, which results in an increase in the number of the Registrant’s outstanding Shares.

(2)	Pursuant to paragraphs (c) and (h)(1) of Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”), the Proposed Maximum Offering Price per Share and Proposed Maximum Offering Price is based on the average of the high and low price of Shares reported on the Nasdaq Stock Market LLC on April 27, 2015 and is estimated solely for the purpose of calculating the registration fee.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E
TO FORM S-8

This Registration Statement is being filed to register additional securities of the same class as were registered on the Forms S-8 filed by the Company with the Securities and Exchange Commission on March 27, 2006 (Registration No. 333-132749), April 30, 2009 (Registration No. 333-158923) and April 30, 2013 (Registration No. 333-188240) for issuance under The Lincoln Educational Services Corporation Amended and Restated 2005 Non-Employee Directors Restricted Stock Plan (the “Plan”).  The contents of these earlier filed Registration Statements on Form S-8 are incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

Explanatory Statement

The Company is filing this Registration Statement to register an additional 200,000 shares, no par value per share, of Common Stock (the “Shares”) for issuance pursuant to the Plan.

The Plan was initially adopted in 2005 and, subject to certain adjustments authorized the issuance of a maximum of 100,000 Shares for all purposes under the Plan.  In 2009, the Plan was amended to increase, from 100,000 Shares to 300,000 Shares, the aggregate number of Shares available for issuance under the Plan and, in connection therewith, an additional 200,000 Shares were registered on April 30, 2009.  In 2013, the Plan was amended to increase, from 300,000 Shares to 500,000 Shares, the aggregate number of Shares available for issuance under the Plan and, in connection therewith, an additional 200,000 Shares were registered on April 30, 2013.  On February 27, 2015, the Company’s board of directors approved, subject to shareholders’ approval, an amendment of the Plan to increase, from 500,000 Shares to 700,000 Shares, the aggregate number of Shares available for issuance under the Plan.  On May 1, 2015, the Company’s shareholders approved this most recent amendment of the Plan.

Information Not in Earlier Registration Statement

Item 5.	Interests of Named Experts and Counsel

Kenneth M. Swisstack, General Counsel of the Company, has given an opinion on the validity of the securities being registered under this Registration Statement.  Mr. Swisstack beneficially owns, directly or indirectly, or has the right to acquire under the Company’s employee benefit plans, an aggregate of less than 1% of the outstanding Shares.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Orange, State of New Jersey on May 1, 2015.

LINCOLN EDUCATIONAL SERVICES CORPORATION

By:	/s/ Kenneth M. Swisstack
Name: Kenneth M. Swisstack
Title: General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Shaun E. McAlmont and Kenneth M. Swisstack as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on May 1, 2015, in the capacities indicated below.

Signature	Title

s/ Shaun E. McAlmont	Chief Executive Officer and Director
Shaun E. McAlmont

/s/ Brian K. Meyers	Executive Vice President, Chief Financial
Brian K. Meyers	Officer and Treasurer (Principal Accounting and Financial Officer)

/s/ Alvin O. Austin	Director
Alvin O. Austin

/s/ Peter S. Burgess	Director
Peter S. Burgess

/s/ James J. Burke, Jr.	Director
James J. Burke, Jr.

/s/ Celia H. Currin	Director
Celia H. Currin

/s/ Douglas G. DelGrosso	Director
Douglas G. DelGrosso

/s/ Ronald E. Harbour	Director
Ronald E. Harbour

/s/ Charles F. Kalmbach	Director
Charles F. Kalmbach

/s/ Alexis P. Michas	Director
Alexis P. Michas

/s/ J. Barry Morrow	Director
J. Barry Morrow

EXHIBIT INDEX

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description of Document

4.1	Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed June 28, 2005).

4.2	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1/A filed June 7, 2005).

4.3	Lincoln Educational Services Corporation Amended and Restated 2005 Non-Employee Directors Restricted Stock Plan.*

5.1	Opinion of Kenneth M. Swisstack, General Counsel of the Registrant, as to the legality of the securities registered hereby.*

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm for the Registrant.*

23.2	Consent of Counsel (included in Exhibit 5.1).*

24	Power of Attorney (included in this Registration Statement under “Signatures”).*

*  Filed herewith